Exhibit 21

SUBSIDIARIES OF WORTHINGTON ENTERPRISES, INC.

The following is a list of the subsidiaries, direct and indirect, of Worthington Enterprises, Inc. as of July 30, 2024. The names of indirectly-owned subsidiaries are indented under the names of their respective immediate parents:

Worthington Industries Leasing, LLC	Ohio
Worthington Services, LLC	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Worthington Steel of Michigan, LLC (d/b/a The Worthington Steel Company)	Michigan
New AMTROL Holdings, Inc.	Delaware
AMTROL Inc.	Rhode Island
AMTROL North American Cylinders, LLC	Delaware
AMTROL Water Technology, LLC	Delaware
AMTROL International Investments Inc.	Rhode Island
AMTROL Holding Netherlands B.V.	Netherlands
AMTROL Holding Portugal, SGPS, Unipessoal, Lda	Portugal
AMTROL-ALFA Metalomecanica, S.A.	Portugal
AMTROL Licensing Inc	Rhode Island
GerCo Holdings, Inc.	Ohio
Precision Specialty Metals, Inc.	Delaware
WI Ventures, LLC	Ohio
Worthington-Buckeye, Inc.	Ohio
Worthington Cylinder Corporation	Ohio
dHybrid Systems, LLC	Ohio
GTI Holding Company	Delaware
General Tools & Instruments Company LLC	New York
Mannix Instruments CO., LLC	New York
PTI Distributors LLC	New York
General Tools & Instruments (Shanghai) Company, Ltd.	China
Level5 Tools, LLC	Kansas
Worthington Cryogenics, LLC	Ohio
Worthington Cylinders Mexico, S. de R.L. de C.V.	Mexico
Worthington Cylinder Norway AS	Norway
Worthington Industries International S.à.r.l.	Luxembourg
Worthington Enterprises Norway AS	Norway
Hexagon Ragasco AS	Norway
Hexagon Ragasco North America Inc.	Nebraska
Worthington Cylinders Kansas, LLC	Ohio
Worthington Cylinders Wisconsin, LLC	Ohio
WC Realty Holdings LLC	Ohio
Worthington Industries Consumer Products, LLC	Ohio
Worthington Enterprises of Canada, Inc.	Canada
Worthington Industries Engineered Cabs, Inc.	Delaware
The Worthington Steel Company (DE) (formerly Worthington Ventures, Inc.)	Delaware
Worthington CDBS Holding, LLC	Ohio
Worthington Mid-Rise Construction, Inc.	Ohio
Worthington Military Construction, Inc.	Ohio
Worthington Steel Company of Decatur, LLC	Alabama

Joint Ventures
Clarkwestern Dietrich Building Systems LLC (1)	Ohio
Taxi Workhorse Holdings, LLC (2)	Delaware
WH Products, LLC (3)	Delaware
Worthington Armstrong Venture (WAVE) (4)	Delaware
Worthington Cylinders GmbH (Austria) (5)	Austria

(1)
Unconsolidated joint venture with 25% owned by Worthington CDBS Holding, LLC and 75% owned by CWBS- MISA, Inc.
(2)
Unconsolidated joint venture with 80% owned by AEP Taxi Workhorse Aggregator, LLC and 20% owned by Worthington Industries Engineered Cabs, Inc.
(3)
Consolidated joint venture with 80% owned by Worthington Cylinder Corporation and 20% owned by Halo Products Group, LLC.
(4)
Unconsolidated joint venture, operating as a general partnership, with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong Ventures, Inc., a subsidiary of Armstrong World Industries, Inc.
(5)
Unconsolidated joint venture, with 49% owned by Worthington Industries International S.a.r.l. (Lux) and 49% by Hexagon Composites ASA.